UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 7, 2014 (the “Effective Date”), Tenet Healthcare Corporation (“Tenet”) entered into a new Letter of Credit Facility Agreement (the “LC Facility”), among Tenet, certain financial institutions party thereto from time to time as letter of credit participants and issuers and Barclays Bank PLC, as administrative agent (the “Administrative Agent”).

The LC Facility provides for the issuance of standby and documentary letters of credit (including certain letters of credit issued under Tenet’s existing senior secured revolving credit facility which Tenet transferred, or expects to transfer, to the LC Facility (the “Existing Letters of Credit”)), from time to time, in an aggregate principal amount of up to $180,000,000 (subject to increase to up to $200,000,000). The LC Facility will have a scheduled maturity date of three years following the Effective Date, and obligations thereunder will be guaranteed by and secured by a first priority pledge of the capital stock and other ownership interests of certain of Tenet’s domestic hospital subsidiaries on a pari passu basis with Tenet’s existing senior secured notes pursuant to a separate Guaranty, dated as of March 7, 2014, among the Administrative Agent and the guarantors party thereto (the “Guaranty”).

Drawings under any letter of credit issued under the LC Facility Agreement (including the Existing Letters of Credit) are to be reimbursed by Tenet within three business days after notice of such drawing. Unreimbursed drawings will accrue interest at a base rate plus a margin equal to 0.875% per annum. An unused commitment fee will be payable at an initial rate of 0.50% per annum with a step down to 0.375% per annum based on secured debt to EBITDA ratio of 3.00 to 1.00. A per annum fee on the aggregate outstanding amount of issued but undrawn letters of credit (including Existing Letters of Credit) will accrue at a rate of 1.875% per annum. An issuance fee equal to 0.125% per annum of the aggregate face amount of each outstanding letter of credit is payable to the account of issuer of the related letter of credit.

Certain of the lenders party to the LC Facility and the Administrative Agent, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing is a summary and is qualified by reference to the LC Facility and the Guaranty, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Notes Offering

On March 10, 2014, Tenet issued $600,000,000 in aggregate principal amount of 5.00% senior notes due 2019 (the “Notes”).

The Notes were issued pursuant to the indenture, dated as of November 6, 2001, between Tenet and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the twenty-third supplemental indenture thereto, dated as of March 10, 2014, between Tenet and the Trustee (collectively, the “Indenture”). The Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries: to incur liens; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Indenture) of Tenet.  In addition, Tenet may, at its option, redeem the Notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the applicable make-whole premium set forth in the Indenture, together with accrued and unpaid interest.

In connection with the issuance of the Notes, Tenet also entered into an Exchange and Registration Rights Agreement, dated as of March 10, 2014 (the “Registration Rights Agreement”), with Barclays Capital Inc., as representative of the initial purchasers named in the purchase agreement for the Notes. Pursuant to the Registration Rights Agreement, Tenet has agreed to consummate an exchange offer for the Notes for notes registered with the Securities and Exchange Commission within 450 days from March 5, 2014.

The foregoing is a summary and is qualified by reference to the Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 10.3, respectively, and are incorporated herein by reference.  A press release announcing the closing of the Notes offering is filed herewith as Exhibit 99.1 and incorporated herein by reference.

LC Facility

The information set forth in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 9.01              Financial Statements and Exhibits

(d)              The following exhibits are filed as a part of this Report.

Exhibit No.	Description
4.1

Indenture, dated as of November 6, 2001, between Tenet and the Trustee (Incorporated by reference to Exhibit 4.1 to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

4.2	Twenty-Third Supplemental Indenture, dated as of March 10, 2014, between Tenet and the Trustee

10.1

Letter of Credit Facility Agreement, dated as of March 7, 2014, among Tenet, certain financial institutions party thereto from time to time as letter of credit participants and issuers and Barclays Bank PLC, as administrative agent

10.2	Guaranty, dated as of March 7, 2014, among Barclays Bank PLC, as administrative agent and the guarantors party thereto

10.3	Exchange and Registration Rights Agreement, dated as of March 10, 2014, between Tenet and Barclays Capital Inc., as representative of the initial purchasers

99.1	Press release dated March 10, 2014, announcing closing of notes offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION,

Date: March 10, 2014
	By:	/s/ Paul A. Castanon
		Name:	Paul A. Castanon
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of November 6, 2001, between Tenet and the Trustee (Incorporated by reference to Exhibit 4.1 to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

4.2	Twenty-Third Supplemental Indenture, dated as of March 10, 2014, between Tenet and the Trustee

10.1

Letter of Credit Facility Agreement, dated as of March 7, 2014, among Tenet, certain financial institutions party thereto from time to time as letter of credit participants and issuers and Barclays Bank PLC, as administrative agent

10.2	Guaranty, dated as of March 7, 2014, among Barclays Bank PLC, as administrative agent and the guarantors party thereto

10.3	Exchange and Registration Rights Agreement, dated as of March 10, 2014, between Tenet and Barclays Capital Inc., as representative of the initial purchasers

99.1	Press release dated March 10, 2014, announcing closing of notes offering